Exhibit 10.1

MULTIPLE ADVANCE TERM PROMISSORY NOTE

(With Extended Maturity Date Option)

$7,500,000.00	February , 2008

I.              COVENANT TO PAY.

1.1           Promise to Pay.  FOR VALUE RECEIVED, GLOBAL GEOPHYSICAL SERVICES, INC., a Delaware corporation, d/b/a GGS Seismic, Inc.; GGS INTERNATIONAL HOLDINGS, INC., a Texas corporation; and AUTOSEIS, INC., a Texas corporation (herein called “Maker”, whether one or more), promises to pay to the order of CITIBANK, N.A., a national banking association [herein, together with all subsequent holders of this Promissory Note (“Note”), called “Payee”], on or before the date in February, 2009 corresponding to the date hereof (“Maturity Date”), unless extended pursuant to Section III hereof, as hereinafter provided, the principal sum of SEVEN MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($7,500,000.00), or so much thereof as may actually be outstanding hereunder, together with interest on the unpaid principal balance from time to time outstanding at the rate herein specified and otherwise in strict accordance with the terms and provisions hereof.

II.             INTEREST RATE COMPUTATION.

2.1           Interest Rate.  Except as otherwise provided herein, interest on the principal balance of this Note outstanding from time to time shall accrue at the lesser of (a) the Applicable Rate (as defined herein) or (b) the Maximum Lawful Rate (as defined herein).

2.2           Default Rate.  Upon the occurrence of an Event of Default hereunder or under any of the Loan Documents (as defined herein) which continues beyond any applicable grace or cure period, at the option of the Payee, the principal balance of this Note then outstanding shall bear interest for the period beginning with the date of occurrence of such default at the Default Rate (as defined herein).

2.3           Definitions.  As used in this Note and the Loan Documents, the following terms shall have the respective meanings indicated below:

“Applicable Rate” shall mean, at any time, the rate of interest per annum determined in accordance with Annex I of the Loan Agreement.

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“Charges” shall mean all fees and charges, if any, contracted for, charged, received, taken or reserved by Payee in connection with the transactions relating to this Note and the indebtedness evidenced hereby or by the Loan Documents which are treated as interest under applicable law.

“Deed of Trust” shall mean that certain Deed of Trust dated of even date herewith, executed by Maker in favor of Payee, as security for this Note.

“Default Rate” shall mean the Applicable Rate plus FIVE PERCENT (5%) per annum.

“Event of Default” shall have the meaning ascribed to such term as provided in any of the Loan Documents.

“Extended Maturity Date” shall mean the date in February, 2019 corresponding to the date hereof.

“Extended Maturity Date Option” shall mean the option to extend the Maturity Date to the Extended Maturity Date pursuant to Section 3.10 of the Loan Agreement.

“Loan Agreement” shall mean the Construction Loan Agreement of even date herewith by and between Maker, as borrower, and Payee, as lender, governing the loan evidenced by this Note, as the same may be modified and amended from time to time as therein provided.

“Loan Documents” shall mean, collectively, the Loan Agreement, this Note, the Deed of Trust, any Guaranty, and all the other documents evidencing, securing or pertaining to the transaction in which the indebtedness evidenced hereby was incurred.

“Maturity Date” shall mean have the meaning set forth on page one.

“Maximum Lawful Rate” shall have the meaning ascribed to such term in Section 5.3 hereof.

2.4           Interest Limitation Recoupment.  Notwithstanding anything in this Note to the contrary, if at any time (i) interest at the Applicable Rate, (ii) interest at the Default Rate, if applicable, and (iii) the Charges computed over the full term of this Note, exceed the Maximum Lawful Rate, then the rate of interest payable hereunder, together with all Charges, shall be limited to the Maximum Lawful Rate; provided, however, that any subsequent reduction in the Applicable Rate shall not cause a reduction of the rate of interest payable hereunder below

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the Maximum Lawful Rate until the total amount of interest earned hereunder, together with all Charges, equals the total amount of interest which would have accrued at the Applicable Rate if such interest rate had at all times been in effect.  Changes in the Applicable Rate resulting from a change in the Prime Rate shall be subject to the provisions of this paragraph.

2.5           Computation Period.  Interest on the indebtedness evidenced by this Note shall be computed on the basis of the actual number of days in a given month and year and shall accrue on the actual number of days any principal balance hereof is outstanding.

III.           PAYMENTS.

3.1           Payment Schedule. The principal balance of this Note together with accrued but unpaid interest thereon shall be payable in consecutive monthly installments as follows:

1.             The first ELEVEN (11) of such monthly installments shall each be in an amount equal to the interest which has accrued to the date of such installment, at a rate equal to the Applicable Rate with the first such installment of interest only becoming due and payable one (1) month from the date hereof, with subsequent installments of interest only becoming due and payable on the same day of each succeeding month thereafter;

2.             If the Extended Maturity Date Option is available and exercised, then the TWELFTH (12th) installment shall also be interest only at the Applicable Rate, but if the Extended Maturity Date Option is not available or exercised, then the TWELFTH (12th) installment shall be in the amount of all the principal plus the then unpaid accrued interest then owing hereon and shall be due and payable on the Maturity Date;

3.             If the Extended Maturity Date Option is available and exercised, then the next ONE HUNDRED NINETEEN (119) installments shall be comprised of principal including accrued interest, and shall be in an amount equal to FIFTY-FOUR THOUSAND FIVE HUNDRED FOURTEEN AND 05/100 DOLLARS ($54,514.05), including the then unpaid accrued interest with the first such installment to be due on the date in March, 2009 corresponding to the date hereof, with a like installment of principal including

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accrued interest to become due and payable on the same day of each succeeding month thereafter; and

4.             If the Extended Maturity Date Option is exercised, then the ONE HUNDRED THIRTY SECOND (132nd) and final installment shall be the amount of the unpaid principal balance plus all accrued interest then due and owing hereon and shall be due and payable on the Extended Maturity Date.

THE PRINCIPAL INCLUDING ACCRUED INTEREST PAYMENT SET FORTH IN SUBPARAGRAPH 3 ABOVE WAS CALCULATED ASSUMING THAT THE INTEREST RATE DETERMINED PURSUANT TO ANNEX I OF THE LOAN AGREEMENT EQUALS 6.18%.  BORROWER ACKNOWLEDGES THAT THE AMOUNT OF SAID PAYMENTS CAN ONLY BE DETERMINED WHEN THE INTEREST RATE IS CALCULATED PURSUANT TO ANNEX I OF THE LOAN AGREEMENT.  ACCORDINGLY, BORROWER UNDERSTANDS THAT THE LENDER RESERVES THE RIGHT TO ADJUST UPWARD OR DOWNWARD THE AMOUNT OF PRINCIPAL INCLUDING ACCRUED INTEREST PAYMENTS SET FORTH IN SUBPARAGRAPH 3 ABOVE IN ACCORDANCE WITH THE TERMS OF ANNEX I TO THE LOAN AGREEMENT.

In the event the Extended Maturity Date Option is available and exercised and the then unpaid principal balance owing hereon is less than the face amount hereof, the Payee shall, if requested by the Maker, adjust downward the amount of the monthly principal payments due during the Extended Maturity Date Option to the amount that results from using the same calculation method used to determine the monthly principal payment described above.  Any such downward adjustment shall be calculated by the Payee and, absent manifest error, shall be final.

3.2           Application.  All payments on this Note shall, at the sole option of Payee, be applied at any time and from time to time and in any order, to the following: (i) the payment of accrued but unpaid interest hereon, (ii) the payment or reimbursement of any expenses, costs or obligations (other than the principal hereof and interest hereon) for which Maker shall be obligated or Payee entitled pursuant to the provisions hereof or of the other Loan Documents, and (iii) the payment of all or any portion of the principal balance then outstanding hereunder, in either the direct or inverse order of maturity.

3.3           Other Payments.  In the event that as a matter of grace, any partial payment is accepted hereon, the same shall not operate to defer or reduce the

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amount of any of the scheduled required monthly installment payments of interest and/or principal required to be made pursuant to the terms hereof; and each and every such scheduled monthly installment payment shall be paid in full when due until this Note has been paid in full.  In the event that pursuant to the provisions of the Deed of Trust (in connection with the application of proceeds of insurance or condemnation awards to the indebtedness evidenced by this Note) any partial payment is received hereon, the principal payments due during the Extended Maturity Date Option will be recalculated so that, taking into account the amount prepaid, the initial amortization schedule is maintained.

3.4           Place.  All payments hereunder shall be made to Payee at its offices located in Houston, Texas, at the address of Payee as specified herein or as Payee may from time to time designate in writing to Maker.

3.5           Business Days.  If any payment of principal or interest on this Note shall become due and payable on a Saturday, Sunday or any other day on which Payee is not open for normal business, such payment shall be made on the next succeeding business day of Payee.  Any such extension of time for payment shall be included in computing interest which has accrued and shall be payable in connection with such payment.

3.6           Manner of Payment.  All amounts payable hereunder are payable in lawful money or legal tender of the United States of America.  All payments hereunder shall be made by transferring immediately available federal funds by bank wire or interbank transfer for the account of Payee provided, however, that any payment of principal or interest received after 2:00 p.m. Central time shall be deemed to have been received by Payee on the next business day and shall bear interest accordingly.  If and so long as Payee directs Maker to make payments to a servicing agent, then payments may be made by check.  Payments made by check will not be deemed made until good funds for such check are received by Payee or the servicing agent.

3.7           Prepayment.  The Maker may, so long as no Event of Default then exists, prepay all or any portion of the indebtedness evidenced hereby during the Extended Maturity Date Option so long as such prepayment is accompanied by a prepayment penalty calculated as follows:  (i) if the prepayment occurs anytime prior to February 28, 2011 such prepaid amount must be accompanied by a prepayment penalty equal to three (3%) percent of the amount prepaid; (ii) if the prepayment occurs between March 1, 2011 and February 28, 2015 such prepaid amount must be accompanied by a prepayment penalty equal to two (2%) percent of the amount prepaid; and (iii) if the prepayment occurs anytime between March 1, 2015 and February 28, 2018 such prepaid amount must be accompanied

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by a prepayment penalty equal to one (1%) percent of the amount prepaid.  Prepayments occurring prior to the Extended Maturity Date Option shall only be subject to a prepayment penalty, if any, provided for in Annex 1 of the Loan Agreement.

3.8           Escrow Payment.  In addition to the payment of principal and interest as otherwise specified herein, Payee may require Maker to make payments to establish an escrow account for the payment of ad valorem taxes and insurance premiums, all as specified in the Deed of Trust.

3.9           Late Charge.  In addition to the payments otherwise specified herein, subject to the provisions of Section 5.3 hereof and Section 7.1 of the Loan Agreement, if Maker fails, refuses or neglects to pay, in full, any installment or portion of the indebtedness evidenced hereby, as and when same shall be due and payable, then Maker shall be obligated to pay to Payee a late charge equal to five percent (5%) of the amount of such delinquent payment or $250.00, whichever is less, to compensate Payee for Maker’s default and the additional costs and administrative efforts required by reason of such default.

IV.           DEFAULT AND REMEDIES.

4.1           Default.  An “Event of Default” shall occur hereunder if (i) Maker shall fail, refuse or neglect to pay, in full, any installment or portion of the indebtedness evidenced hereby, (A) when due or within two (2) days of when due, or (B) upon acceleration or when the indebtedness evidenced hereby shall otherwise become due and payable, or (ii) an Event of Default (as defined and used in any of the other Loan Documents) shall occur and continue beyond any applicable grace or cure period under any of the other Loan Documents.

4.2           Remedies.  If an Event of Default shall occur under this Note or any of the Loan Documents (as herein defined), then Payee may, at its option, without notice or demand (except as otherwise provided herein or in the other Loan Documents), declare the unpaid principal balance of, and the accrued but unpaid interest on, this Note immediately due and payable, foreclose all liens and security interests securing payment hereof, pursue any and all other rights, remedies and recourses available to Payee or pursue any combination of the foregoing.  All remedies hereunder, under the Loan Documents and at law or in equity shall be cumulative.

4.3           Waiver.  Except as specifically provided in the Loan Documents, Maker and any endorsers or guarantors hereof severally waive presentment and demand for payment, notice of intent to accelerate maturity, notice of acceleration

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of maturity, protest and notice of protest and non-payment, bringing of suit and diligence in taking any action to collect any sums owing hereunder or in proceeding against any of the rights and collateral securing payment hereof.  Maker and any endorsers or guarantors hereof agree (i) that the time for any payments hereunder may be extended from time to time without notice and consent, (ii) to the acceptance of further collateral, and/or (iii) the release of any existing collateral for the payment of this Note, all without in any manner affecting their liability under or with respect to this Note.  No extension of time for the payment of this Note or any installment hereof shall affect the liability of Maker under this Note or any endorser or guarantor hereof even though the Maker or such endorser or guarantor is not a party to such agreement.

4.4           No Waiver.  Failure of Payee to exercise any of the options granted herein to Payee upon the happening of one or more of the events giving rise to such options shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time in respect to the same or any other event.  The acceptance by Payee of any payment hereunder that is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the options granted herein to Payee at that time or at any subsequent time or nullify any prior exercise of any such option without the express written acknowledgment of the Payee.

4.5           Collection Costs.  Maker agrees to pay all costs of collection hereof when incurred, including reasonable attorneys’ fees, whether or not any legal action shall be instituted to enforce this Note.

V.            MISCELLANEOUS.

5.1           Notices.  All notices or other communications required or permitted to be given pursuant hereto shall be in writing and shall be deemed properly given if (i) mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested, (ii) by delivering same in person to the intended addressee, or (iii) by delivery to an independent, nationally or locally recognized, third party commercial delivery service for same day or next day delivery and providing for evidence of receipt at the office of the intended addressee.  Notice so mailed shall be effective upon its deposit with the United States Postal Service or any successor thereto; notice sent by such a commercial delivery service shall be effective upon delivery to such commercial delivery service; notice given by personal delivery shall be effective only if and when received by the addressee; and notice given by other means shall be effective only if and when received at the designated address of the intended addressee.  Either party shall have the right to change its address for notice

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hereunder to any other location within the continental United States by the giving of thirty (30) days’ notice to the other party in the manner set forth herein.  For purposes of such notices, the addresses of the parties shall be as follows:

Maker:	Global Geophysical Services, Inc.
3535 Briarpark Drive, Suite 200
Houston, Texas 77042
Attn: Secretary

With copy to:	Global Geophysical Services, Inc.
3535 Briarpark Drive, Suite 200
Houston, Texas 77042
Attn: Chief Financial Officer

Payee:	Citibank, N.A.
2000 West Sam Houston Parkway South
Suite 600
Houston, Texas 77042
Attn: Joey Powell

5.2           Governing Law.  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.  THIS NOTE IS PERFORMABLE IN HARRIS COUNTY, TEXAS.  Any action or proceeding under or in connection with this Note against Maker or any other party ever liable for payment of any sums of money payable on this Note may be brought in any state or federal court in Harris County, Texas.  Maker and each such other party hereby irrevocably (i) submits to the nonexclusive jurisdiction of such courts, and (ii) waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in such court or that such court is an inconvenient forum.

5.3           Interest Provisions.

(a)           Savings Clause.  It is expressly stipulated and agreed to be the intent of Maker and Payee at all times to comply strictly with the applicable Texas law governing the maximum rate or amount of interest payable on this Note or the Related Indebtedness (or applicable United States federal law to the extent that it permits Payee to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law).  If the applicable law is ever judicially interpreted so as to render usurious any amount (i) contracted for, charged, taken, reserved or

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received pursuant to this Note, any of the other Loan Documents or any other communication or writing by or between Maker and Payee related to the transaction or transactions that are the subject matter of the Loan Documents, (ii) contracted for, charged or received by reason of Payee’s exercise of the option to accelerate the maturity of this Note and/or the Related Indebtedness, or (iii) Maker will have paid or Payee will have received by reason of any voluntary prepayment by Maker of this Note and/or the Related Indebtedness, then it is Maker’s and Payee’s express intent that all amounts charged in excess of the Maximum Lawful Rate shall be automatically cancelled, ab initio, and all amounts in excess of the Maximum Lawful Rate theretofore collected by Payee shall be credited on the principal balance of this Note and/or the Related Indebtedness (or, if this Note and all Related Indebtedness have been or would thereby be paid in full, refunded to Maker), and the provisions of this Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if this Note has been paid in full before the end of the stated term of this Note, then Maker and Payee agree that Payee shall, with reasonable promptness after Payee discovers or is advised by Maker that interest was received in an amount in excess of the Maximum Lawful Rate, either refund such excess interest to Maker and/or credit such excess interest against this Note and/or any Related Indebtedness then owing by Maker to Payee.  Maker hereby agrees that as a condition precedent to any claim seeking usury penalties against Payee, Maker will provide written notice to Payee, advising Payee in reasonable detail of the nature and amount of the violation, and Payee shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Maker or crediting such excess interest against this Note and/or the Related Indebtedness then owing by Maker to Payee.  All sums contracted for, charged or received by Payee for the use, forbearance or detention of any debt evidenced by this Note and/or the Related Indebtedness shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of this Note and/or the Related Indebtedness (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of this Note and/or the Related Indebtedness does not exceed the Maximum Lawful Rate from time to time in effect and applicable to this Note and/or the Related Indebtedness for so long as debt

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is outstanding.  In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to this Note and/or the Related Indebtedness.  Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Payee to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

(b)           Definitions.  As used herein, the term “Maximum Lawful Rate” shall mean the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Payee in accordance with the applicable laws of the State of Texas (or applicable United States federal law to the extent that it permits Payee to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law), taking into account all Charges (as herein defined) made in connection with the transaction evidenced by this Note and the other Loan Documents.  As used herein, the term “Related Indebtedness” shall mean any and all debt paid or payable by Maker to Payee pursuant to the Loan Documents or any other written agreement by or between Maker and Payee related to the transaction or transactions that are the subject matter of the Loan Documents, except such debt which has been paid or is payable by Maker to Payee under the Note.

(c)           Ceiling Election.  To the extent that Payee is relying on Chapter 303 of the Texas Finance Code to determine the Maximum Lawful Rate payable on this Note and/or the Related Indebtedness, Payee will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303, as amended.  To the extent United States federal law permits Payee to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, Payee will rely on United States federal law instead of such Chapter 303 for the purpose of determining the Maximum Lawful Rate.  Additionally, to the extent permitted by applicable law now or hereafter in effect, Payee may, at its option and from time to time, utilize any other method of establishing the Maximum Lawful Rate under such Chapter 303 or under other applicable law by giving notice, if required, to Maker as provided by applicable law now or hereafter in effect.

5.4           Captions.  The article and section headings used in this Note are for convenience of reference only and shall not affect, alter or define the meaning or interpretation of the text of any article or section contained in this Note.

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5.5           Joint and Several Liability.  If this Note is executed by more than one party, each such party shall be jointly and severally liable for the obligations of Maker under this Note.  If Maker is a partnership, to the extent provided for by applicable law, the general partners of Maker shall be jointly and severally liable hereunder, and each such general partner hereby waives any requirement of law that in the event of a default hereunder Payee exhaust any assets of Maker before proceedings against such general partner’s assets.

5.6           NO ORAL AGREEMENTS.  THIS NOTE AND ALL THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT OF MAKER AND PAYEE AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF MAKER AND PAYEE.  THERE ARE NO ORAL AGREEMENTS BETWEEN MAKER AND PAYEE.  The provisions of this Note and the Loan Documents may be amended or revised only by an instrument in writing signed by the Maker and Payee.

5.7           Replacement Note.  Upon receipt of evidence reasonably satisfactory to Maker of the loss theft, destruction or mutilation of this Note, Maker will execute and deliver to Payee in lieu thereof, a replacement note in identical form to this Note and dated as of the date of this Note.  Upon delivery to Payee of such replacement note, all references in the Deed of Trust and any other Loan Documents to this Note shall be deemed to be references to such replacement Note.  In the event that Maker executes and delivers to Payee a Replacement Note as required herein, Payee agrees to indemnify and hold Maker harmless from any claims, demands, or causes of action asserted against Maker, under this original Note.

5.8           Records.  The records of the holder of this Note shall constitute prima facie evidence of the amount owing on this Note.

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EXECUTED as of the date and year first above written.

MAKER:

GLOBAL GEOPHYSICAL SERVICES,
INC., a Delaware corporation, d/b/a GGS Seismic, Inc.

By:
Craig Lindberg
Senior Vice President, CFO

GGS INTERNATIONAL HOLDINGS, INC., a Texas corporation

By:
Craig Lindberg
Senior Vice President, CFO

AUTOSEIS, INC.,
a Texas corporation

By:
Craig Lindberg
Senior Vice President, CFO

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